Exhibit 99.2

High - quality Wireless Spatial Audio WiSA Technologies, Inc. Q3 2023 Results November 15, 2023

Forward Looking Statements

This presentation of WiSA Technologies, Inc. (NASDAQ: WISA) (the "Company" or "WiSA") contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding business opportunities and prospects, design production, product launches, licensing initiatives, and projected operating expenses are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting, among other items - risks related to market, economic and other conditions; our current liquidity position, the need to obtain additional financing to support ongoing operations, WiSA's ability to continue as a going concern; WiSA's ability to maintain the listing of its common stock on Nasdaq, WiSA's ability to manage costs and execute on its operational and budget plans; and, WiSA's ability to achieve its financial goals and other risks as more fully described in WISA's filings with the SEC. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. SoundSend, the WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

What is Multi - Channel Spatial Audio? 3 Spatial audio refers to an audio experience that uses multiple and separate channels of audio played back on multiple discrete speakers to create an immersive audio experience that leverages a 360 - degree space WiSA powers a wireless spatial audio experience , enabling the transmission of multi - channel, high - bitrate, uncompressed audio streams to deliver an immersive spatial audio experience without the need for a traditional wired solution

Where Does WiSA Fit Into the Spatial Audio Ecosystem?

wisa

Ecosystem Requirements for Spatial Audio

Content Publishing and Distribution
Spotify, Tencent, Amazon, YouTube, etc.

Infrastructure and Connectivity
Wi-Fi network

Spatial Audio Decode
Dolby Atmos, DTS-X, Spatial

Wireless Transport

- Precise synchronization across multiple disparate speakers to create spatial audio sound fields
- Seamless mix and match of audio sources and speakers / headsets as desired
- Guaranteed wireless link reliability
- Ability to transmit multi-channel, high-bitrate audio streams
- Extremely low latency

Wireless Interoperability Standard
wisa

- Standard for Interbrand connectivity vs proprietary solutions like Sonos/Roku

4

Blue - Chip Customer Base 5

Bringing Spatial Audio to the Mass Markets

WiSA HT
(Home Theater)

- 5GHz with DFS support
- 8 channels
- Fix Ultra low latency (5ms)
- Tight speaker sync
- 24-bit audio
- Up to 96KHz sample rates

WiSA E
(DS Module)

- Low-cost 2.4GHz IoT transceiver
- (4+Sub) audio channels
- Fixed transport latency (40ms)
- Tight speaker sync
- 16-bit audio
- 48KHz sample rate

WiSA E
(Enterprise Modules)

- 5GHz IoT transceiver
- 8 audio channels
- Fixed transport latency (20ms)
- Tight speaker sync
- 24-bit audio
- 48KHz sample rate
- Initial launch was 7/15

WiSA E
(Embedded Software)

- 5GHz IoT transceiver
- 8 audio channels
- Fixed transport latency (20ms)
- Tight speaker sync
- 24-bit audio
- 48KHz sample rate
- High volume Tx applications (> 1Mu/yr.)

Custom ASIC | Software (RTOS, Linux)

2015 – 2021





2022



2023





2024

6

7 • Design Target • 5 .1.4 channel cost effective solution for traditional and ATMOS soundbars • Platin Audio started shipping with DS module this month • 48 - hour promotion : MSRP $799 Sale $699 Promo $649 Promo Code: WiSA E ends, 11/16 WiSA DS - Module

WiSA E LICENSING PROGRAM OFFERED TO WiSA ASSOCIATION MEMBERS

Sources

TVs



Gaming TVs



Projectors



Use Cases

Soundbars



Separates



Headphones



Subs & Atmos Rears



Combinations



System Configurations

Wireless Connection to Soundbar System

Wireless Connection to Separates System

TV Speakers + Wireless Connection to External Speakers

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Why WiSA E on TVs High performance wireless audio that: • Has zero cost to the TVs bill of material • Has high audio channel count to support Dolby Atmos and Atmos Music • Has interoperability between brands • Has speaker companies committed to the WiSA ecosystem • Can be ported to multiple SoCs within each brand Lower cost to consumers while improving the audio experience 9

WiSA E Launch WiSA E launch is dramatically faster than the original HT launch. Stats from the first 90 days: • 60+ meetings/presentations/demos across 30+ companies • 13 Display brands (TVs and Projectors) • 7 display brands reviewing licensing agreement, expect more • 85 development boards have been shipped to customers WiSA will be demonstrating embedded WiSA E on tier one TV at CES 10

Licensing WiSA E Into TV Royalty Free

Driving Wireless Audio Interoperability between HDTVs, Soundbars and Speakers

Strategy

- **Dominate the link between TV and external audio (soundbars and speakers)**
- **Eliminate cost redundance in the TV/soundbar architecture**
- **Extend TV Success to other smart devices like set top boxes, smart phones, smart speakers**


Multiple Sources
Multiple Outputs
Smart speaker

Long term revenue opp.

- **RX software and hardware/modules**
- **Custom work for non-WiSA E implementations**
- **NRE for custom SoCs**
- **Annual support contracts**

License includes WiSA E interoperability specifications and software

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Forward to the Future 12 WiSA E Embedded TV / SoC ( WiSA software running on third - party chips and OEM hardware) Multiple Sources Multiple Outputs Smart speaker Embedded • Materially impact 2024 Revenue • Expansion to other use cases at CES and in 2024 • TV partner announcements • Speaker partner announcements • Strategic partnering

Key Highlights

1. Strong IP position and significant patent coverage for immersive audio, with highly-differentiated multichannel wireless audio technology and existing implementations in premium audio brands
2. WiSA E market opportunity to unify market for wireless audio solutions for TVs and soundbars that is software based and interoperable
3. World-class premium technology ported to low-cost IoT chips to address mass market audio systems with software roadmap to address TAM of over 2 billion units
4. Establishment and management of the Wireless Speaker and Audio Association (WiSA, LLC) with interoperability specification, testing, and compliance standard
5. 30+ brands have designed WiSA technologies into their products

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WiSA and Platin Audio